Exhibit 99.1

Lexaria and Neutrisci Enter Global Licensing Agreement

Kelowna, British Columbia – February 26, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) a drug delivery platform innovator, announces it has entered an agreement with NeutriSci International Inc. ("NeutriSci") (TSX-V: NU, OTCQB: NRXCF) such that NeutriSci now owns 100% of Ambarii Trade Corporation (“Ambarii”), and Lexaria has granted to NeutriSci an Intellectual Property License and Supply Agreement (the “License Agreement”) for the manufacturing and sale of CBD based products.

Under the License Agreement, NeutriSci will continue the development and sales of its proprietary sublingual mouth-melt consumer products that incorporate Lexaria’s technology for enhancing palatability and bioavailability of beneficial non-psychoactive cannabinoids in NeutriSci’s existing and pipeline product formats. Lexaria will earn ongoing royalty revenues from the sales generated by these products.

“The relationship between our companies has evolved in a positive fashion and allows us each to focus on our core competencies which should benefit all stakeholders,” commented Chris Bunka, Lexaria CEO. “Neutrisci has developed a unique form factor that can now be empowered with Lexaria’s complementary technology which also allows consumers everywhere to benefit.”

“We are very pleased to announce this long-term licensing and development agreement with Lexaria,” commented Glen Rehman, NeutriSci President. “This agreement will allow NeutriSci to focus on the global distribution of our proprietary CBD product line while letting Lexaria focus on licencing and development. This change to our business relationship is a win-win for both parties.”

Separately, the Company also announces the exercise of warrants and options previously granted. The Company has received for exercise a total of 46,266 warrants with an exercise price of US$0.60. The Company has also received for exercise 50,000 stock options with an exercise price of US$0.2273. The warrant and option exercises are by third parties who are neither officers nor directors of the Company.

Following this issuance there will be 71,097,305 Common shares of the Company issued and outstanding. The Company received proceeds of $39,124.60 from the exercise of these warrants and options. No commissions or placement fees have been paid related to the funds received from these warrants exercised. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids or any other active ingredient, or that the Biolog license agreement will successfully produce benefits to the Company. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.